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                                                                    EXHIBIT 99.2

                                                              AVTEAM, INC.
                                                              3230 EXECUTIVE WAY
                                                              MIRAMAR, FL  33025
                                                              (NASDAQ: AVTM)

AT THE COMPANY:                 AT THE FINANCIAL RELATIONS BOARD:

Donald A. Graw                  For General Info: John McNamara  (212) 661-8030
President and Chief             For Media Info: David Closs  (212) 661-8030
  Executive Officer
(954) 431-2359


FOR IMMEDIATE RELEASE:
February 8, 2001

                     AVTEAM ANNOUNCES FORBEARANCE AGREEMENT

MIRAMAR, FL, FEBRUARY 8, 2001 - AVTEAM, Inc. (Nasdaq: AVTM), a global supplier of aftermarket aircraft engines, engine parts, airframe components, and engine repair and overhaul services to the aviation industry, today reported that it has entered into a forbearance agreement with its Lenders, led by Bank of America, N.A., as administrative agent.

The forbearance agreement commences February 2, 2001 and expires March 31, 2001. The Lenders did not waive any defaults that existed on January 31, 2001 or that occurred or exist thereafter. During the forbearance period, the Lenders agreed to defer collection of interest on the line of credit loans that became due on January 31, 2001. The Lenders have also agreed to forbear from taking any action to collect the $750,000 principal payment and the $75,000 amendment fee that became due on January 31, 2001. In return, the Company agreed to pay the Lenders a percentage of the proceeds from the future sale of aircraft engines that will represent principal


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AVTEAM Announces Forbearance Agreement
February 8, 2001
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payments. On or before February 28, 2001, the Company agreed to make a principal payment to the Lenders equal to the amount, if any, by which $350,000 exceeds the sales proceeds paid to the Lenders from the above-described engine sales. Furthermore, the Company agreed with its Lenders to a plan by which it will seek to expeditiously dispose of slow-moving inventory. Availability and outstanding debt under the credit facility was approximately $2.4 million and $64.3 million as of February 6, 2001, respectively.

The Company continues to experience the effects of an industry-wide downturn that has endured for over one year. Donald A. Graw, Chairman and Chief Executive Officer, noted, "We are pleased with the support of our Lenders during this difficult period. Our management team has refocused its resources on our core MRO business, and this arrangement to which the bank has agreed provides assistance for us to execute our strategy."

Mr. Graw noted that the Company's investment banker, Seabury Securities LLC, continues to receive interest from possible strategic partners. Mr. Graw expects to make a related announcement within the next sixty days.

AVTEAM is a leader in the $20 billion worldwide aftermarket for commercial aircraft engines, engine parts, airframe components and engine maintenance services. The Company is an internationally recognized specialist in the refurbishment of the Pratt & Whitney JT8D jet turbine engine, currently the most widely flown engine in the world's commercial airline fleet. Recently, AVTEAM has expanded its product line to include CFM56 and CF6 engine parts, and DC-9 and DC-10 airframe material, and received FAA certification to provide complete maintenance, repair and overhaul services for the CFM56-2 and CFM56-3 engine models. AVTEAM also offers equipment leasing, engine management and certain on-wing maintenance services. In December 1998, the Company acquired substantially all the assets and liabilities of M&M Aircraft Services, Inc., an engine maintenance, repair and overhaul company based in Medley, Florida.

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EXCEPT FOR THE FACTUAL STATEMENTS MADE HEREIN, THE INFORMATION CONTAINED IN THIS
PRESS RELEASE CONTAINS CERTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING
OF THE FEDERAL SECURITIES LAWS AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. "FORWARD LOOKING STATEMENTS" INCLUDE STATEMENTS THAT EXPRESS, OR INVOLVE DISCUSSIONS AS TO EXPECTATIONS, BELIEFS, PLANS, OBJECTIVES, ASSUMPTIONS OR
FUTURE EVENTS OR PERFORMANCE (OFTEN, BUT NOT ALWAYS, THROUGH THE USE OF WORDS OR PHRASES, SUCH AS "WILL OR SHOULD RESULT," "ARE EXPECTED TO," "WILL OR SHOULD CONTINUE," "IS ANTICIPATED," "PLANS," "INTENDS," "ESTIMATED," "PROJECTION" AND "OUTLOOK"). FOR A VARIETY OF REASONS, THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM ANY FORWARD-LOOKING STATEMENTS MADE IN THIS PRESS RELEASE. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM PREDICTED OR EXPECTED RESULTS ARE THE FOLLOWING: THE EFFECTS OF INCREASED INDEBTEDNESS, INTEREST RATES AND BANK FEES, AIRLINE INDUSTRY PROFITABILITY, REDUCED AVAILABILITY OF FUNDS FOR OPERATIONS AND EXPANSION, THE INABILITY OF THE COMPANY TO RETAIN HIGHLY SKILLED EMPLOYEES, THE

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AVTEAM Announces Forbearance Agreement
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LOSS OF A MAJOR CUSTOMER, THE FAILURE TO ATTRACT SUFFICIENT CUSTOMERS FOR ITS
CFM56 REPAIR SERVICES, DIFFICULTIES IN EXECUTING THE COMPANY'S PLANS TO FURTHER EXPAND CFM56 CAPABILITY, THE DECLINE IN OVERALL USAGE OF THE JT8D AIRCRAFT ENGINE,INCREASED FUEL PRICES AND INTEREST CHARGES, A DECLINE IN THE DEMAND FOR AFTERMARKET AIRCRAFT ENGINES, ENGINE PARTS AND AIRFRAME COMPONENTS, SEASONAL FLUCTUATIONS, RESCHEDULING OR CANCELLATION OF CUSTOMER ORDERS, WHICH COULD MATERIALLY ADVERSELY AFFECT THE COMPANY'S REVENUES; THE POSSIBILITY THAT THE COMPANY WILL NOT FIND A STRATEGIC PARTNER OR ALTERNATIVE FINANCING BY THE END OF THE FORBEARANCE PERIOD; THE POSSIBILITY THAT REGULATORY CHANGES AND UNFORESEEN EVENTS COULD IMPACT THE COMPANY'S ABILITY TO PROVIDE PRODUCTS AND SERVICES TO ITS CUSTOMERS; EXISTING COMPETITION FROM NATIONAL AND REGIONAL COMPETITORS, WHICH COULD RESULT IN PRICING AND OTHER PRESSURES ON PROFITABILITY AND MARKET SHARE; AND OTHER RISKS, INVESTOR CONSIDERATIONS AND UNCERTAINTIES SET FORTH IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ("THE COMMISSION"), THE COMPANY'S FORM 10-K FOR THE YEAR-ENDED DECEMBER 31, 1999. CONSEQUENTLY, THE READER IS CAUTIONED TO CONSIDER ALL FORWARD-LOOKING STATEMENTS IN LIGHT OF THE RISKS TO WHICH THEY ARE SUBJECT.